UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27200 West Agoura Road,

Calabasas, California 91301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 30, 2012, KYTHERA Biopharmaceuticals, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to its Loan and Security Agreement No. 1991 dated as of March 21, 2011, as amended, with Lighthouse Capital Partners VI, L.P. (“Lighthouse”) to extend the term of the credit facility until February 28, 2013.  In addition, pursuant to the terms of the Amendment, Lighthouse is not obligated to advance any additional funds to the Company until January 2, 2013 and, subsequently, the Company may draw up to a maximum of $5.0 million during each of the calendar months of January 2013 and February 2013, for an aggregate maximum of $10.0 million.  Following termination of the credit facility, Lighthouse will not be obligated to advance any funds to the Company under the Loan and Security Agreement.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K.

(d)  Exhibits

Exhibit Number	Description

10.1

Amendment No. 3, dated November 30, 2012, to that certain Loan and Security Agreement No. 1991, dated as of March 21, 2011, as amended, by and between Lighthouse Capital Partners VI, L.P. and KYTHERA Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012	KYTHERA BIOPHARMACEUTICALS, INC.

	By:	/s/ Keith R. Leonard, Jr.
Keith R. Leonard, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 3, dated November 30, 2012, to that certain Loan and Security Agreement No. 1991, dated as of March 21, 2011, as amended, by and between Lighthouse Capital Partners VI, L.P. and KYTHERA Biopharmaceuticals, Inc.